EXHIBIT 99.1

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Commentary for the Week Ended October 24, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
10/24/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.67%	5.93%	16.74%
Class B Units	1.65%	5.88%	15.92%

S&P 500 Total Return Index**	-6.76%	-24.72%	-39.24%
Lehman Long Government Index**	2.41%	-0.04%	4.00%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Currencies
•	Grant Park’s currency positions are mixed.
o	Grant Park’s currency positions performed particularly well this past week as major currencies including the Japanese yen, British pound, and euro, moved favorably to our positions.
o
Rallies in the Japanese yen and U.S. dollar accounted for most of the sector’s profits.  Frozen credit markets and continued declines in equities reinforced a flight-to-quality scenario last week, causing U.S. and Japanese speculators to unwind riskier investments.

o
Profits in the sector were slightly offset by positions in emerging currencies.  Positions in the Argentine peso, Brazilian real, and Polish zloty endured minor setbacks as investors scaled back exposure to less stable economies.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Equity Indices
•	Grant Park’s positions in the domestic and international equity indices markets are predominantly short.
o
Short positions in U.S., European, and Japanese equity indices registered profits as the global selloff in the equity markets continued last week.  Positions in the British FTSE 100, Japanese Nikkei 225, and German Dax indices were among the best performers.

o
Despite improved conditions in the money markets, usually a bullish indicator for share prices, an ongoing negative outlook for the global economy caused many investors to liquidate holdings, driving indices to multi-year lows. Poor third quarter earnings reports from a number of firms throughout the U.S. further drew on investor confidence.

Fixed Income
•	Grant Park’s positions in fixed income markets are mixed.
o	Although ultimately profitable in the sector, Grant Park endured setbacks in various fixed income markets this past week.
o	Among the worst performers were long positions in the Eurodollar markets. Overall, analysts generally attribute the decline in Eurodollars to risk aversion spreading throughout the financial markets.
o
Short positions in the U.S. 10-year Note markets also finished lower for the week.   As equity markets steadily fell, investors sought safer investments in the fixed income markets driving prices upwards.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.